UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(b) OR (g) OF THE

SECURITIES EXCHANGE ACT OF 1934

GLOBAL NET LEASE, INC.

(Exact name of registrant as specified in its charter)

Maryland	45-2771978
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

405 Park Avenue, 3rd Floor, New York, New York	10022
(Address of principal executive offices)	(Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be so registered	Name of each exchange on which each class is to be registered
6.875% Series B Cumulative Redeemable Perpetual Preferred Stock, $0.01 par value per share	New York Stock Exchange

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c) or (e), check the following box. ☒

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d) or (e), check the following box. ☐

If this form relates to the registration of a class of securities concurrently with a Regulation A offering, check the following box. ☐

Securities Act registration statement or Regulation A offering statement file number to which this form relates:  333-234631

Securities to be registered pursuant to Section 12(g) of the Act: None

Item 1. Description of Registrant’s Securities to be Registered.

Global Net Lease, Inc. (the “Registrant”) hereby incorporates by reference herein the description of its 6.875% Series B Cumulative Redeemable Perpetual Preferred Stock, $0.01 par value per share, to be registered hereunder, set forth under the section entitled “Description of the Series B Preferred Stock” contained in the Registrant’s prospectus supplement, dated November 20, 2019, as filed with the Securities and Exchange Commission (the “SEC”) on November 21, 2019 pursuant to Rule 424(b) under the Securities Act of 1933, as amended, to the prospectus (the “Prospectus”), dated November 12, 2019, included in the Registration Statement on Form S-3 (No. 333-234631) of the Registrant filed with the SEC on November 12, 2019, as well as the related information under the heading “Description of Capital Stock — Preferred Stock” in the Prospectus.

Item 2. Exhibits

Exhibit No.	Description

3.1(1)	Articles of Restatement of Global Net Lease, Inc., effective February 26, 2018.
3.2(3)	Articles Supplementary classifying additional shares of 7.25% Series A Cumulative Redeemable Preferred Stock, $0.01 par value per share filed on March 23, 2018.
3.3(2)	Articles of Amendment filed on February 27, 2019.
3.4*	Articles Supplementary relating to the designation of shares of 6.875% Series B Cumulative Redeemable Perpetual Preferred Stock, dated November 22, 2019.
3.5(4)	Amended and Restated Bylaws of Global Net Lease, Inc.

(1)	Incorporated by reference to an exhibit to the Registrant’s Annual Report on Form 10-K for the year ended December 31, 2017 filed with the Securities and Exchange Commission on February 28, 2018.
(2)	Incorporated by reference to an exhibit to the Registrant’s Annual Report on Form 10-K for the year ended December 31, 2018 filed with the Securities and Exchange Commission on February 28, 2019.
(3)	Incorporated by reference to an exhibit to the Registrant’s Current Report on Form 8-K filed with the Securities and Exchange Commission on March 23, 2018.
(4)	Incorporated by reference to an exhibit to the Registrant’s Current Report on Form 8-K filed with the Securities and Exchange Commission on June 3, 2015.
*	Filed herewith.

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereto duly authorized, on this 22nd day of November, 2019.

GLOBAL NET LEASE, INC.

By:	/s/ James L. Nelson
Name:	James L. Nelson
Title:	Chief Executive Officer and President